Exhibit 21.1       List of Subsidiaries
                   --------------------
                                                                    State in
                                                                      Which
Subsidiaries of Indianapolis Power & Light Company (IPL)            Organized

     Property and Land Company, Inc.                                 Indiana
     Fort Ben Energy Management Corp.                                Indiana
     IPL Funding Corporation                                         Indiana


     IPL is wholly owned by IPALCO Enterprises, Inc. as of December 31, 1996. The subsidiaries listed for IPL are wholly owned.